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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2001

SLM FUNDING CORPORATION

formerly known as SALLIE MAE FUNDING CORPORATION
(Exact name of registrant as specified in its charter)
(Originator of the Sallie Mae Student Loan Trust 1995-1,
the Sallie Mae Student Loan Trust 1996-1,
the SLM Student Loan Trust 1996-2,
the SLM Student Loan Trust 1996-3,
the SLM Student Loan Trust 1996-4,
the SLM Student Loan Trust 1997-1,
the SLM Student Loan Trust 1997-2,
the SLM Student Loan Trust 1997-3,
the SLM Student Loan Trust 1997-4,
the SLM Student Loan Trust 1998-1,
the SLM Student Loan Trust 1998-2,
the SLM Student Loan Trust 1999-1,
the SLM Student Loan Trust 1999-2,
the SLM Student Loan Trust 1999-3,
the SLM Student Loan Trust 2000-1,
the SLM Student Loan Trust 2000-2,
the SLM Student Loan Trust 2000-3,
the SLM Student Loan Trust 2000-4, and
the SLM Student Loan Trust 2000-1

Delaware	33-95474/333-2502/333-24949/333-44465/333-30392	23-2815650

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

304 South Minnesota Street
Suite B
Carson City, Nevada 89706

(Address of principal executive offices)

Registrant's telephone number, including area code: (775) 884-4179

Exhibit Index appears on Page 3

Item 5. OTHER EVENTS

    On April 25, 2001, the Sallie Mae Student Loan Trust 1995-1 made its twenty-second, the Sallie Mae Student Loan Trust 1996-1 made its twenty-first, the SLM Student Loan Trust 1996-2 made its twentieth, the SLM Student Loan Trust 1996-3 made its nineteenth, the SLM Student Loan Trust 1996-4 made its eighteenth, the SLM Student Loan Trust 1997-1 made its seventeenth, the SLM Student Loan Trust 1997-2 made its sixteenth, the SLM Student Loan Trust 1997-3 made its fifteenth, the SLM Student Loan Trust 1997-4 made its thirteenth, the SLM Student Loan Trust 1998-1 made its eleventh, the SLM Student Loan Trust 1998-2 made its eleventh, the SLM Student Loan Trust 1999-1 made its seventh, the SLM Student Loan Trust 1999-2 made its seventh, the SLM Student Loan Trust 1999-3 made its sixth, the SLM Student Loan Trust 2000-1 made its fourth, the SLM Student Loan Trust 2000-2 made its fourth, the SLM Student Loan Trust 2000-3 made its third, the SLM Student Loan Trust 2000-4 made its third, and the SLM Student Loan Trust 2001-1 made its first regular quarterly distribution of funds to holders of their respective Floating Rate Student Loan-Backed Notes. Each trust also distributed its respective Quarterly Servicing Reports dated as of April 25, 2001, filed herewith as an Exhibit to this Form 8-K, to its Certificateholders and Noteholders of record.

    The Registrant is hereby filing the Quarterly Servicing Reports reflecting each Trust's activities for the period ended April 25, 2001.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

      19.1 Quarterly Servicing Reports

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2001

SLM FUNDING CORPORATION

By:	/s/ J. LANCE FRANKE Name: J. Lance Franke Title: Chief Financial Officer

Exhibit Index appears on Page 3

INDEX TO EXHIBIT

Exhibit Number	Exhibit	Sequentially Numbered Page
19.1	Quarterly Servicing Reports.	3

Exhibit Index appears on Page 3

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SIGNATURES
INDEX TO EXHIBIT